Exhibit 10.7

     THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE
     ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL RFASONA13LY SATISFACTORY TO FREDERICK BREWING CO. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                CONVERTIBLE NOTE
                                ----------------

FOR VALUE RECEIVED, FREDERICK BREWING CO., a Maryland corporation (hereinafter called "Borrower"), hereby promises to pay to FRED LENZ, 113 Hattaway Drive, Altamonte Springs, Florida 32701, Fax No.: 407-831-6106 (the "Holder") or order, without demand, the sum of $100,000.00, with simple interest accruing at the annual rate of 10%, on November 16, 1999 (the "Maturity Date"), as such date may be extended by agreement of the parties hereto.

The following terms shall apply to this Note:

                                   ARTICLE I

                           DEFAULT RELATED PROVISIONS

         1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of 16% per annum shall apply to the amounts owed hereunder.

         1.2 Conversion Privilege. The Conversion Privileges set forth in
Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.

         1.3 Interest Rate. At the election of the Holder, on or after the earlier of each Conversion Date (as hereinafter defined), or on the Maturity Date, accelerated or otherwise, the Borrower shall pay interest at the annual rate of 10% per annum.

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

                                   ARTICLE II

                               CONVERSION RIGHTS

         The Holder shall have the right to convert the principal amount and interest due under this Note into Shares of the Borrower's Common Stock ($.00004 par value per share) as set forth below.

         2.1. Conversion into the Borrower's Common Stock.

         (a) The Holder shall have the right from and after the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note of $10,000 or greater amount, or any lesser amount representing the full remaining outstanding and unpaid principal portion and at the Holder's election, the interest accrued on the Note, (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the 'Borrower of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within five business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. Unless the interest accrued on the Note is the subject of a Conversion Notice, the Borrower will deliver accrued but unpaid interest on the Note through the Conversion Date directly to the Holder on or before the Delivery Date as defined in the subscription agreement entered into between the Borrower and Holder relating to this Note ("Subscription Agreement"). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and/or interest of the Note to be converted, by the Conversion Price.

         (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be the lower of (i) seventy (70%) of the average of the closing bid price for the Common Stock on the NASD OTC Bulletin Board, or on any securities exchange or other securities market on which the Common Stock is then being traded (or if not so listed, then the lowest reported bid price as quoted on the "pink sheets" published by the National Quotation Bureau), for the five (5) trading days immediately preceding the Conversion Date, or (ii) $0.375 ("Maximum Base Price").


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


         (c) The Maximum Base Price described in Section 2.1(b)(ii) above and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) and 2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

          A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

          B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

          C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

          D. Share Issuance. Subject to the provisions of this Section, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as:
     (i) provided in Sections 2.1(c)A, 2.1(c)B or 2.1(c)C or this subparagraph D; (ii) pursuant to options, warrants, or other obligations to issue shares, outstanding on the date hereof as described in the Reports and


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

     Other Written Information, as such terms are defined in the Subscription Agreement (which agreement is incorporated herein by this reference); [(i) and (ii) above, are hereinafter referred to as the "Existing Option Obligations"] for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted conversion price. Except for the Existing option Obligations and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower, for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

         (d) During the period the conversion right exists, Borrower will: reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

         2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

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

                                  ARTICLE III

                                EVENT OF DEFAULT

         The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

         3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after written notice to the Borrower from the Holder.

         3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note or any other agreement to which the Borrower and Holder are both parties and such breach continues for a period of seven (7) days after written notice to the Borrower from the Holder.

         3.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein, in the Subscription Agreement entered into by the Holder and Borrower in connection with this Note, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or any other agreement to which the Borrower and Holder are both parties shall be false or misleading.

         3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

         3.5 Judgments. Any money judgment, writ or similar final process shall already have been filed, be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

         3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

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

         3.7 Delisting. Failure to obtain within 15 days of the issue date of this Note, a listing for the Common Stock on the NASD OTC Bulletin Board, or a subsequent delisting of the Common Stock from the NASD OTC Bulletin Board or such other principal exchange on which the Common Stock is listed for trading, or notification that the Borrower is not in compliance with the conditions for such continued listing.

         3.8 Concession. A concession by the Borrower or a default under any one or more obligations in an aggregate monetary amount in excess of $50,000.

         3.9 Stop Trade. An SEC stop trade order or NASDAQ trading suspension.

         3.10 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Section 9 of the Subscription Agreement, or if required a replacement Note, unless such failure arises from the failure of the Escrow Agent.

         3.11 Registration Default. The occurrence of a Registration Default as described in Section 10.4 of the Subscription Agreement.

         3.12 Reporting Requirements. The Borrower's failure to file with the Securities and Exchange Commission within 15 days of the issue date of this Note all reports (including but not limited to the Form 10-K for the year ended December 31, 1998 and all forms 10-q for subsequent periods) required to be filed by the Borrower.

         3.13 Other Funding. The Borrower's failure to close within 60 days of the issue date of this Note on a proposed credit facility on substantially the same terms as described in a proposal from Business Funding of America, Inc. dated May 6, 1999 and provided to Holder.

                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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

         4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight, courier). For the purposes hereof, the address and fax number of the Holder is as set forth on the first page hereof. The address and fax number of the Borrower shall be Frederick Brewing Co., 4607 Wedgewood Boulevard, Frederick, MD 21703, telecaster number: (301) 694-2971. Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided. Notice of Conversion shall be deemed given when made to the Escrow Agent pursuant to the Escrow Agreement.

         4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

         4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

         4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

         4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

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

         4.8 Prepayment. This Note may not be paid prior to the Maturity Date without the consent of the Holder.

         4.9 Security Interest/ Waiver of Automatic Stay. This Note is secured by a security interest granted to Holder pursuant to a Security Agreement delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Note, Security Agreement, Subscription Agreement and any other agreement to which the Borrower and Holder are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW.' The Borrower hereby consents to any motion for relief from stay which may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Holder would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has had the opportunity to discuss this waiver with counsel.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

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

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this 2nd day of June, 1999.

                                   FREDERICK BREWING CO.



                                   By:
                                       --------------------------


----------------------------
WITNESS



















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